UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2019 (May 7, 2019)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07, below, on May 7, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Newell Brands Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), the stockholders of the Company approved a Board proposal (the “Board Proposal”) to amend the Company’s Restated Certificate of Incorporation (the “Charter”) to allow stockholder action by written consent. The new amendment to the Charter was filed with the Secretary of State of the State of Delaware on May 7, 2019 and was effective as of such date.

Conforming amendments to the Company’s By-Laws (the “By-Laws”) to effect changes necessary to allow stockholder action by written consent and to reflect the Company’s recent listing on the Nasdaq Stock Market, LLC, having been duly approved by the Board, became effective on May 7, 2019.

The foregoing descriptions of the amendments to the Charter and By-Laws are qualified in their entirety by the text of the Charter and By-Laws, each as amended, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As noted above, the Company held its Annual Meeting on May 7, 2019. The number of shares of common stock present at the Annual Meeting was 379,122,626 of the 423,082,689 shares outstanding as of the March 15, 2019 record date for the Annual Meeting. Below is a summary of the items voted on by the stockholders at the Annual Meeting.

The stockholders elected each of the twelve nominees to the Board of Directors for a one-year term by a majority vote:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
Bridget Ryan Berman	312,018,199	4,448,923	1,200,667	61,454,837
Patrick D. Campbell	307,741,582	8,399,846	1,526,361	61,454,837
James R. Craigie	310,919,778	5,504,426	1,243,585	61,454,837
Debra A. Crew	309,008,997	7,470,959	1,187,833	61,454,837
Brett M. Icahn	309,896,413	6,498,062	1,273,314	61,454,837
Gerardo I. Lopez	308,864,817	7,543,749	1,259,223	61,454,837
Courtney R. Mather	197,721,428	118,504,815	1,441,546	61,454,837
Michael B. Polk	310,953,909	5,474,969	1,238,911	61,454,837
Judith A. Sprieser	312,028,444	4,444,147	1,195,198	61,454,837
Robert A. Steele	310,610,168	5,706,030	1,351,591	61,454,837
Steven J. Strobel	307,008,614	9,308,151	1,351,024	61,454,837
Michael A. Todman	306,604,077	9,713,269	1,350,443	61,454,837

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2019:

For	375,606,441
Against	2,523,649
Abstain	992,536

The stockholders approved the advisory resolution approving executive compensation paid to the Company’s named executive officers:

For	217,075,028
Against	92,962,598
Abstain	7,630,163
Broker Non-Votes	61,454,837

The stockholders approved a proposal submitted by the Board to amend the Company’s Restated Certificate of Incorporation to allow stockholder action by written consent:

For	305,859,976
Against	11,148,863
Abstain	658,950
Broker Non-Votes	61,454,837

The stockholders did not approve a proposal submitted by a stockholder seeking modification of the Company’s proxy access bylaw provision:

For	112,358,865
Against	203,314,266
Abstain	1,994,658
Broker Non-Votes	61,454,837

The stockholders approved a proposal submitted by a stockholder requesting that the Board of Directors prepare a report providing its assessment of the current state of its executive leadership team diversity and its plan to make the team more diverse in terms of race, ethnicity and gender:

For	176,092,565
Against	135,101,883
Abstain	6,473,341
Broker Non-Votes	61,454,837

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Newell Brands Inc. Restated Certificate of Incorporation, as amended as of May 7, 2019.

3.2	By-Laws of Newell Brands Inc., as amended, effective May 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2019		NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary